                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 2, 1999


                      FLEMINGTON PHARMACEUTICAL CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                 000-23399                     22-2407152
       --------                 ---------                     ----------
(State of Organization)   (Commission File No.)    (IRS Employer Identification
                                                               Number)


                                 43 Emery Avenue
                          Flemington, New Jersey 08822
                          ----------------------------
                    (Address of principal executive offices)

                                 (908) 782-3431
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Item 1.  Change In Control of Registrant

         Not Applicable.

Item 2.  Acquisition or Disposition of Assets

         Not Applicable.

Item 3.  Bankruptcy or Receivership

         Not applicable.

Item 4.  Changes In Registrant's Certifying Accountant

         Not applicable

Item 5.  Other Events

         On March 2, 1999, Flemington Pharmaceutical Corporation ("Flemington") entered into a letter of intent dated February 24, 1999 ("Letter of Intent") with Ash Corporation ("Ash") setting forth the basic terms of a proposed acquisition (the "Acquisition") by Flemington of all of the assets and certain of the liabilities of ASH in exchange for 2,000,000 shares of Flemington common stock. Ash is a privately held Mississippi based contract manufacturer and packager of over-the-counter pharmaceuticals and personal care products. Ash's Gulfport facility has a staff of approximately 96 employees and contains various pharmaceutical manufacturing capabilities as well as extensive laboratory facilities. Ash's principal customers include Bayer Corporation, Schering-Plough, Personal Care Group, Inc., IVAX, Watson Pharmaceuticals, Pergo, and Chatham Inc. Ash also manufactures products for several marketers of private pharmaceuticals and personal care products.

         Flemington and Ash have agreed to a standstill period of 60 days wherein neither Ash nor its shareholders will solicit, entertain or encourage any offer or enter into any agreement for the sale, transfer or disposition of the assets or common stock of Ash other than transactions in the ordinary course of business. Unless Flemington shall consent, Ash will refrain from providing any confidential information about its business or affairs to any third party for the purpose of allowing such third party to evaluate a possible acquisition of Ash.

         The consummation of the Acquisition is contingent upon the parties' negotiation and execution of a definitive Asset Purchase Agreement, the closing of which will be contingent upon the following conditions: (1) approval of the Asset Purchase Agreement by both companies' boards of directors, and if required by law, their shareholders; (2) the execution of a Shareholders Agreement; (3) the parties reaching suitable employment agreements with certain members of Ash's current management; (4) the release of certain personal guarantees of Ash's current management with respect to Ash's bank debt, which release may necessitate raising additional equity capital; and (5) other customary conditions.

         The parties have agreed to negotiate in good faith and use their best efforts to consummate the Acquisition, although the Letter of Intent provides that either party may terminate their negotiations at any time prior to the execution and delivery of a definitive Asset Purchase Agreement.

Item 6.  Resignation of Registrant's Directors

         Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits

(a)      Financial Statements of Business Acquired.  Not applicable.

(b)      Pro Forma Financial Information.            Not applicable.

(c)      Exhibits.                                   Not applicable.

The following Exhibits are filed herewith:

         Not applicable.

Item 8.  Change In Fiscal Year

         Not applicable.

Item 9.  Sales of Equity Securities Pursuant To Regulation S

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FLEMINGTON PHARMACEUTICAL CORPORATION



                                      By: /s/ Harry A. Dugger, III, Ph.D.
                                         -----------------------------------
                                         Harry A. Dugger, III, Ph.D.
                                         (President and Chief Executive Officer)


Date: March 10, 1999


                                      -3-